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                                                              Exhibit 10.15

                   SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

        THIS SEVERANCE AGREEMENT AND RELEASE OF CLAIMS ("Severance Agreement and Release") is entered into and made effective as of October 19, 1995 ("Effective Date"), by and among, Mark A. Speizer ("Speizer"), on the one hand, and NATIONAL INSURANCE GROUP, a California corporation, for itself and its current, past, and future subsidiaries (collectively the "Company"), on the other hand.

                                    RECITALS

A. Speizer was a co-founder of the Company and both of its predecessor companies and has been employed by the Company for more than seven years and by one of the Company's predecessor companies for approximately twenty-three years, another predecessor company for approximately eighteen years and other subsidiary companies for more than five years;

B. Speizer claims that the disagreements leading up to the termination of his employment have caused him psychological, physical and emotional distress damage and trauma;

C. Although the Company claims that it is entitled to terminate Speizer's employment, Speizer claims that the Company has no such right;

D. Nevertheless, Speizer's employment with the Company was terminated effective October 19, 1995;

E. Speizer claims that termination of his employment has and will result in substantial financial loss, including, but not limited to, loss of earnings and benefits, as well as psychological, physical and emotional distress, damage and trauma;

F. Speizer does not have pending against the Company or any employee, agent, officer or director of the Company any claim, charge or action in or with any federal, state or local court or administrative agency; and

G. Speizer and the Company desire to settle fully and finally all differences between them, including, but not limited to, the differences described above.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, and to avoid litigation, the parties hereto agree as follows:

        1.      RESIGNATION.

                Speizer hereby confirms that the resignation submitted to the Company by Speizer on October 19, 1995 is valid. October 19, 1995 shall be considered the effective date of Speizer's termination of employment.


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2.      NO ADMISSION BY THE PARTIES.

        This Severance Agreement and Release and compliance with this Severance Agreement and Release shall not be construed as an admission by either party or its shareholders, directors, officers, employees, agents or representatives of any liability whatsoever, or as an admission by either party or its shareholders, directors, officers, employees, agents or representatives of any past, present, or prospective violation of the rights of the other party and/or any person, and/or violation of any order, law, statute, duty or contract whatsoever with or against either party or any person. Each party and its shareholders, directors, officers, employees, agents and representatives specifically disclaims any liability to the other party and/or any other person for any alleged violation of the rights of the other party and/or any person, and for any alleged violation of any order law, statute, duty or contract.

3.      SEVERANCE AND OTHER BENEFITS

        3.1 In exchange for Speizer's resignation and the promises and releases given by him in this Severance Agreement and Release, the Company agrees to provide severance and other benefits to Speizer as follows.

        3.2 The Company shall provide Speizer severance pay by delivering to Speizer two (2) checks made payable to Mark A. Speizer which are described in Sections 3.2.1 and 3.2.2 below on the expiration of the seven (7) day period in which Speizer may revoke this Severance Agreement and Release, as more particularly described in Section 7.4 below.

                3.2.1 The first check shall be in the gross amount of Two Hundred Eighty-Five Thousand Dollars ($285,000), less all appropriate tax withholdings and deductions for sums which are paid in lieu of wages. This check represents the settlement of Speizer's claims against the Company for lost wages and other taxable damages allegedly incurred in connection with his separation from employment. Ten Thousand Dollars ($10,000) of this amount is allocated to Speizer's claims of age discrimination. The parties have agreed that this amount shall constitute a full and complete settlement of the taxable aspects of Speizer's claims and shall also provide compensation for Speizer's consulting services pursuant to Section 11 of this Severance Agreement and Release.

                3.2.2 The second check to be paid to Speizer is in the total amount of Five Hundred Seventy Thousand Dollars ($570,000). This amount shall not be subject to any withholding or deduction and is in full and complete settlement for Speizer's claims for emotional distress damages.

        3.3     The Company will also provide the following severance benefits:

                3.3.1 A health insurance payment of Thirty Thousand Dollars ($30,000) ("Health Insurance Payment") which Speizer may sue for any purpose, it being the Company's intention that Speizer will use this amount to purchase health insurance benefits. Speizer may, at his election, use the Health Insurance Payment to pay for health insurance that the Company makes available to its former employees pursuant to any federal or state law, rule or regulation.

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This health insurance payment shall be subject to all appropriate tax withholdings and deductions for sums which are paid in lieu of wages.

        3.3.2 Speizer may use his existing office for a period of thirty (30) days from the effective date of his termination free of charge. The Company agrees to forward all personal mail and telephone calls of Speizer to him at such address as he may specify for a period of two years. Speizer agrees promptly to give notice of change of address and telephone numbers for all his personal mail and telephone calls. Speizer agrees that the Company may open all mail to Speizer which is not specifically marked "personal" or on which the Company is not named.

        3.3.3 Speizer may, after his termination, purchase for One Dollar ($1) all of the furniture, equipment and art work located in his office on May 23, 1995, excluding the framed oil painting by H. Rhomberg which is owned by the Company. The painting may be purchased by Speizer from the Company for its fair market value as of the effective date of Speizer's termination. If there is any dispute regarding the painting's fair market value, Speizer and the Company shall each appoint an appraiser who shall confer in an attempt to resolve the painting's value. If the two appraisers cannot agree, then they shall select a third appraiser whose opinion shall be final and binding over all parties regarding the painting's value. Speizer's election to purchase the furniture and/or painting must be exercised by written notice given within thirty (30) days from the effective date of his termination. The furniture must be removed at Speizer's expense and risk within forty-five (45) days from the effective date of his termination. The painting may be removed by Speizer from the Company's premises within fifteen (15) days after Speizer's payment of its fair market value.

        3.3.4 The Company agrees to extend the exercise period of Speizer's unexercised options which have vested (vesting stops upon termination of employment as defined in the Plan) so such options may be exercised at any time until the date on which they would have expired had Speizer continued to be an employee of the Company through that date. Speizer's unexercised stock options shall continue to be subject to all the terms and conditions of the Plan and Option Agreements pursuant to which such options were granted, including without limitation, any requirements concerning payment for the stock upon exercise of options and any forfeiture or termination provisions for stock options set forth in the Plan and/or Option Agreements.

        3.3.5 The parties recognize that Speizer's status, if any, as a Director of the Company is not dependent upon his continued employment with the Company.

        3.3.6 The Company has been advised by its accountants that the payments to be made by the Company to Speizer pursuant to this Severance Agreement and Release are deductible to the Company and Speizer has been advised by his counsel that the amounts payable pursuant to Section 3.2.2 are not includible in his income. The Company agrees that it shall file income tax returns and all other documents including, without limitation, all Forms W-2 and 1099, with taxing authorities having jurisdiction over the Company which are consistent with the provisions of this Section 3 and shall not amend any tax returns and/or other documents unless (i) any such taxing authority recalculates amounts due by the Company pursuant to such tax returns and/or orders that such tax returns be changed by the Company, or (ii) upon the

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written advice of the Company's accountants that the payments made pursuant to this Severance Agreement and Release are not deductible to the Company.

4.      PROPRIETARY INFORMATION AGREEMENT.

        In exchange for the consideration provided in Section 3 above, the adequacy of which is hereby acknowledged, Speizer agrees to execute and perform the Proprietary Information Agreement in the form described in Exhibit A attached hereto and incorporated herein by this reference. Speizer's agreement to execute and perform the Proprietary Information Agreement in the form described in Exhibit A shall not relieve Speizer of any obligation arising under any earlier Proprietary Information Agreement between Speizer and the Company.

5.      GENERAL MUTUAL RELEASE.

        5.1  Speizer provides the following release to the Company.

             5.1.1 Subject to the obligations of the Company set forth in this Severance Agreement and Release which are not released hereby, and in exchange for the payment to Speizer of Severance and Other Benefits and for the consideration provided in Section 3 above, the adequacy of which is hereby acknowledged, Speizer, for himself and his heirs, executors, administrators, successors, assigns and legal representatives, hereby fully releases and forever discharges the Company, its current and future affiliate and parent companies, and individually and collectively, personally and professionally, the officers, directors, shareholders, employees, agents, representatives, parents, subsidiaries, affiliates, joint venturers, partners, predecessors, successors, assigns, and all other persons or entities connected with the Company and its current and future affiliate and parent companies, from any and all claims, demands, deficiencies, levies, assessments, executions, costs, expenses, damages, liabilities, debts, rights, contracts, losses, obligations, actions, inactions, causes of action, attorney's fees and benefits, of any kind or character whatsoever (collectively "Claims"), arising in law or in equity, as a shareholder, director, officer, or employee, whether known or unknown, suspected or unsuspected, directly or indirectly, that he has ever had, now has or may now have against them, and/or any of them, including, without limitation, all Claims directly or indirectly related to or arising out of Speizer's employment as an employee and officer of the Company and/or the termination of that employment, engagement as a Director or possession of shares of stock, whether arising in tort or contract, including, without limitation, any Claims for breach of express or implied contract, for further monetary compensation by way of additional salary and/or bonus allegedly due him by reason of that employment, and/or all other Claims, based on common law, federal and/or state statute, including, without limitation, Claims arising under Age Discrimination in Employment Act (29 U.S.C. Section 621, et seq.). Speizer specifically acknowledges that the consideration payable pursuant to this Agreement comprises new and sufficient consideration for Speizer's release of each and every one of these claims.

             5.1.2 This release shall not relieve or limit the Company's obligation to indemnify Speizer in accordance with California Corporations Code section 317, as it may be amended, modified, superseded or replaced from time to time, the Bylaws of the Company, or

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the written Indemnity Agreement between the Company and Speizer, a copy of which is attached hereto as Exhibit B, as such Bylaws or Indemnity Agreement may from time to time be amended by the Shareholders of the Company, for claims or actions filed against Speizer which are indemnified pursuant to any of the foregoing. This Release shall not relieve or limit the provisions of indemnity, defense, insurance, costs or any other coverages or benefits by any insurance company or facility to any of the officers, directors or employees of the Company, including Speizer. Nothing herein shall broaden, modify, extend or in any manner change or alter the benefits provided by the Company's life, health, medical vision and/or disability insurances, and/or any termination thereof.

                5.1.3 Speizer further understands and expressly agrees that this Severance Agreement and Release specifically extends to all Claims, whether known or unknown, and he expressly waives the benefits of Section 1542 of the California Civil Code, which provides:

                "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                5.1.4 Company acknowledges that this release does not relieve it of any or all of its post-termination-of-employment obligations to Speizer, including those set out in Section 3 of this Severance Agreement and Release.

        5.2  The Company provides the following release to Speizer.

             5.2.1 The Company, for itself, and its current and future affiliate and parent companies, and the officers, directors, shareholders, employees, agents, representatives, parents, subsidiaries, affiliates, joint ventures, partners, predecessors, successors and assigns, hereby releases and forever discharges Speizer, his heirs, executors, administrators, successors, assigns and legal representatives, from all Claims, arising in law or in equity, whether known or unknown, suspected or unsuspected, directly or indirectly, that the Company has ever had, now has or may now have against Speizer for any action, inaction, error or omission as an officer and/or employee of the Company, including, without limitation, all Claims directly or indirectly related to or arising out of Speizer's employment by the Company as an officer and employee and/or the termination of that employment, whether arising in tort or contract. The Company acknowledges that after signing this Severance Agreement and Release, it will not be able to bring suit against Speizer based on any of the Claims being released hereunder. The Company further understands and expressly agrees that this Severance Agreement and Release specifically extends to all Claims, whether known or unknown, and it expressly waives the benefits of Section 1542 of the California Civil Code, which provides:

                "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
                EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE

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                RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE
                MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
                DEBTOR."

                5.2.2 Speizer acknowledges that this release does not relieve him of any or all of his post-termination-of employment obligations to the Company, including, but not limited to, those set out in Sections 4, 7, 11, and 12 of this Release, and those set forth in the, Proprietary Information Agreement.

        6.  COVENANT NOT TO SUE.

            Speizer represents that he has not filed any complaints, claims and/or actions against the Company, its officers, agents, directors, supervisors, employees and/or representatives with any state, federal, or local agency or court. The Company represents that it has not filed any complaints, claims and/or actions against Speizer with any state, federal, or local agency or court. The Company and Speizer each covenant and agree that they will not bring, commence, institute, maintain, prosecute or voluntarily aid any action at law or proceeding in equity, or otherwise prosecute or sue the other party, either affirmatively or by way of cross-complaint, defense or counterclaim or in any other manner, or at all, on any alleged Claims being released hereunder. In the event of any breach of this Section 6, a cause of action shall be deemed to have accrued immediately upon the commencement of any action or other proceeding described herein, and in such event, this Severance Agreement and Release may be pled as a full and complete defense thereto, as the basis for abatement of or injunction against said action or other proceeding, and as a basis of a cross complaint for damages therein. In the event of any breach by Speizer of this Section 6, Speizer shall, by suing, relinquish all rights, if any, to each and every Severance Benefit and shall be obligated to refund any part of the sum previously paid.

        7.  SPEIZER'S REPRESENTATIONS.

            7.1 Speizer agrees that the payments and benefits described in this Severance Agreement and Release shall constitute the entire amount of financial and other consideration provided to him under this Severance Agreement and Release and that he will not seek, and shall not be entitled to seek, any further compensation for any other claimed damage, costs and/or attorneys' fees in connection with the matters encompassed in this Severance Agreement and Release.

            7.2 Speizer acknowledges and agrees that the Company has made no representations to him regarding the tax consequences of any amounts received by him pursuant to this Severance Agreement and Release and/or the tax treatment of this Severance Agreement and Release. Speizer agrees to pay federal and/or state taxes, if any, which are required by law to be paid with respect to this settlement. Subject to the Company's compliance with the provisions of this Severance Agreement and Release, Speizer further agrees to indemnify and hold the Company harmless from and against Claims, deficiencies, levies, assessments and/or recoveries by any governmental entity against the Company for any amounts claimed due on account of this Severance Agreement and Release or pursuant to claims made under any federal


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and/or state tax laws, and any costs, expenses and/or damages sustained by the
Company by reason of any such claims, including, without limitation, any amounts paid by the Company as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest and/or otherwise.

        7.3 Speizer agrees that he will not seek nor accept employment with the Company in the future and that the Company is entitled to reject without cause any application for employment with the Company made by him, and not hire him, and that Speizer shall have no cause of action against the Company arising out of any such rejection. The foregoing shall not be construed to prevent Speizer from serving as an outside director of the Company and the parties acknowledge that Speizer has been nominated as an outside director by the Company's board of directors to stand for election at the Company's next annual shareholders meeting. If Speizer in any other manner becomes an employee of the Company, Speizer shall be obligated to return all amounts paid to him pursuant to this Severance Agreement and Release unless otherwise agreed in writing by the parties hereto.

        7.4 Speizer acknowledges that the Company has specifically advised him to consult with an attorney in order to review this Severance Agreement and Release and advise Speizer of his rights concerning it, and that he has done so. Speizer further acknowledges that the Company has further advised him that he and his spouse have twenty-one (21) days from the date that this Severance Agreement and Release was originally presented to Speizer and his spouse in which to consider whether to sign it, and should they choose to sign it, they will be given seven (7) additional days from the date on which they have both signed it in which to revoke it and that this Severance Agreement and Release shall not become effective or enforceable until the revocation period has expired. The Effective Date of this Release shall be the eighth day following its execution by both Speizer and his spouse provided that the Release has not been revoked by either of them. Any revocation must be in writing and received by the Company's General Counsel at the General Counsel's office on or before the seventh day following execution of this Release in order for the revocation to be valid.

        7.5 Speizer expressly acknowledges and warrants that he has read and fully understands this Severance Agreement and Release; that he has had the opportunity to consult with legal counsel of his own choosing in order to have the terms and conditions of this Severance Agreement and Release fully explained to him; that he is not executing this Severance Agreement and Release in reliance on any promises, representations or inducements other than those set forth herein; that he understands he is giving up legal rights by signing this Severance Agreement and Release; and that he is executing it voluntarily, free of any duress or coercion, after due deliberation and with a full understanding of what it means to do so.

        7.6 Speizer understands that rights or claims under the Age Discrimination in Employment Act (29 U.S.C Section 621, et seq.) that may arise after the date this Severance Agreement and Release is executed are not waived.

        7.7 Speizer represents and warrants that he has not assigned, transferred, sold, hypothecated, mortgaged, rented, leased, joint ventured, encumbered, converted or in any other way conveyed, in whole or in part, any of the Claims released by him herein.

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8.      GOVERNING LAW.

        This Release and performance under it, and any suits or special proceedings brought under it, shall be construed in accordance with the laws of the United States of America and the State of California and any arbitration, mediation or other proceeding arising hereunder shall be filed and adjudicated in San Mateo County, California.

9.      ARBITRATION AND MEDIATION.

        9.1 This section shall only apply if Speizer is paid the Severance and Other Benefits described in Section 3 of this Severance Agreement and Release and shall apply whether or not the Severance Compensation is treated by the Company as taxable wages.

        9.2 In the event there is any dispute arising out of Speizer's employment with the Company, the termination of that employment, this Severance Agreement and Release or the Exhibits hereto, whether such dispute gives rise or may give rise to a cause of action in contract or tort or based on any theory or statute, including, without limitation, for employment discrimination or wrongful discharge in violation of public policy or breach of the implied covenant of good faith and fair dealing, Speizer and the Company agree that the exclusive recourse shall be to submit any such dispute to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act (9 U.S.C.
Section 1, et seq.) if applicable to Speizer's employment hereunder, or any successor or replacement statute or the provisions of Title 9 of Part III of the California Code of Civil Procedure, commencing at section 1280, or any successor or replacement statute, or the provisions of Title 9 of Part III of the California Code of Civil Procedure, commencing at section 1280, or any successor or replacement statute if the Federal Arbitration Act does not apply to Employee's employment. Any request for arbitration must be submitted in writing to the other party to this Severance Agreement and Release within six
(6) months of the date the dispute arose. The failure to timely request arbitration hereunder shall constitute a complete waiver of all rights to raise any claims in any forum arising out of any dispute described herein. The six
(6) months limitations period within which to request arbitration shall not be subject to tolling, equitable or otherwise. The arbitrator shall have the power to determine the arbitrability of any dispute but shall not have the power to alter, amend or modify any of the provisions of this Release. If the parties are unable to agree on an arbitrator, a list of arbitrators from the California State Mediation and Conciliation Service will be obtained by the Company, and first Speizer and then the Company will alternatively strike names on the list until only one remains, who shall be the arbitrator. Any arbitration hereunder shall be conducted in manner consistent with the commercial arbitration rules used by the American Arbitration Association. This arbitration provision shall not bar a court from entering a temporary restraining order, preliminary injunction or other provisional relief pending arbitration of any dispute.

        9.3 Prior to the Arbitration, the parties must agree to mediate their dispute before a professional mediator, mutually agreed to.

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        9.4     The prevailing party in any dispute with respect to this
Severance Agreement and Release and/or Speizer's employment and/or termination shall be entitled to all reasonable costs and attorneys' fees expended in and for mediation and/or arbitration.

10.     RELIANCE, INTERPRETATION, INVALIDITY.

        10.1 The parties hereto represent and acknowledge that in executing this Severance Agreement and Release they do not rely and have not relied upon any representation or statement made by any of the other parties or by any of the other parties' agents, attorneys or representatives with regard to the subject matter, basis, or effect of this Severance Agreement and Release or otherwise, other than those specifically stated in this written
Severance Agreement and Release.

        10.2 This Severance Agreement and Release shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. This Severance Agreement and Release shall be construed as if each party hereto was its author and each party hereby adopts the language of this Severance Agreement and Release as if it were his, her or its own.

        10.3 Each term, clause and provision of this Severance Agreement and Release is separate and independent, and should any term, clause or provision of this Severance Agreement and Release be found to be invalid, the validity of the remaining terms, clauses and provisions shall not be affected.

11.     CONSULTATION.

        Speizer agrees to perform consulting services for the Company up to a maximum of seven (7) hours per week from the date of his termination to a date one year from the date of his termination of employment. Speizer further agrees to make himself reasonably available as a consultant and/or witness for the Company in connection with any pending or threatened litigation in which the Company is involved for a period of seven (7) years from the termination date of his employment.

12.     COVENANT TO NOT COMPETE WITH THE COMPANY.

        Speizer agrees to refrain from directly or indirectly competing with and/or assisting others in competing with the Company and/or soliciting and/or accepting business with respect to products and/or services competitive with those of the Company in the greater Los Angeles, Orange County, San Diego, San Francisco and Sacramento metropolitan areas of California; Harris and Garland counties in Texas; Broward County, Florida; Cook County, Illinois; Cherokee County, Georgia; New York, New York; and Boston, Massachusetts for a period of one (1) year from the date of this termination. Speizer further agrees that he will not hire, or attempt to hire any employees of the Company during such one
(1) year period without the Company's prior written consent.


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    13.  MISCELLANEOUS.

        13.1 Unless otherwise agreed upon in writing by a duly authorized officer of the Company, and Speizer, neither party may assign, sell, transfer, hypothecate, mortgage, joint venture, encumber, convert, lease, rent or in any other way convey its or his rights, duties or obligations under this Severance Agreement and Release, either in whole or in part.

        13.2 This Severance Agreement and Release constitutes the entire agreement between the parties relating to the subject matter hereof. All prior and/or contemporaneous agreements, proposals, understandings and/or communications between or involving the parties, whether oral or written, are void and are replaced in its entirety by this Severance Agreement and Release. This Severance Agreement and Release may be amended only in a writing that has been executed by Speizer and a duly authorized officer of the Company and shall not be amended or deemed amended by subsequent conduct of either party or any course of dealings between the parties. The parties agree that (i) there shall be no oral agreements between the parties, whether or not related to this Severance Agreement and Release or the subject matter hereof, and whether or not allegedly entered into prior, during or subsequent to the term of this Release; and (ii) in order for any agreement relating to the subject matter hereof to be effective between the parties, whether contemporaneous with or subsequent to the Effective date of this Release, it shall be set forth in writing and executed by duly authorized representatives of the parties.

        13.3 All communications required or permitted to be made under this Severance Agreement and Release shall be in writing and either shall be delivered personally or sent by United States Postal Service certified or registered mail, postage prepaid and return receipt requested, to the address or addresses set forth below, or to such other address or addresses as a party may notify another party pursuant to this Section. Any such communication shall be deemed to be properly given (i) if delivered personally, upon written acknowledgment of receipt after delivery to the address specified; or (ii) if posted, the earlier of the actual date of delivery, as set forth in the return receipt, or three (3) days from the date posted pursuant to the foregoing. The address for each party is as follows:

To the Company                                  To Speizer

National Insurance Group                        514 Roehampton
395 Oyster Point Blvd.                          Hillsborough, CA 94010
Suite 500                                       Attention:  Mark A. Speizer
South San Francisco, CA 94080-1933
Attention:  General Counsel

        13.4 The failure of either party to enforce any provision of this Severance Agreement and Release shall not be construed as a waiver of or an acquiescence in or to such provision.

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        13.5  The parties hereto agree, for themselves and for their successors or assigns, to execute any instrument and to perform any act which may be necessary to carry out the purpose of this Severance Agreement and Release.

        13.6 The Severance Agreement and Release shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors and assigns.

        13.7 The Severance Agreement and Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Severance Agreement and Release and agree to enter into and be bound by the provisions hereof as of the Effective Date.

WITNESS:

By: /s/ Linda B. Speigel                By: /s/ Mark A. Speizer
    ------------------------------          ------------------------------
                                                Mark A. Speizer
Date: November 3, 1995
      ----------------------------
                                        National Insurance Group, a California
WITNESS:                                 corporation, for itself and its current
                                         and future subsidiaries
By: /s/ Paulette J. Tyler
    ------------------------------      By: /s/ Mel Croner
                                            ------------------------------

                                        Name: Mel Croner
                                              ----------------------------

                                        Title: President
                                              ----------------------------



                      [Signatures continued on next page]



                                    11 of 12

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        The undersigned, who is the attorney for Mark Speizer, hereby executes this Release solely for the purpose of acknowledging that he has consulted with Mark Speizer, explained the meaning of this Release to him and believes that he understands the meaning and significance of the terms and conditions of this Release.

                                        Attorneys for Mark Speizer

                                        By:    Kenneth J. Philpot
                                           -----------------------------------

                                        Name:  Kenneth J. Philpot
                                             ---------------------------------

        Linda Speizer signs this Release for the purpose of waiving her community property interest in the Claims being released and agrees that she herself is to be personally bound by the terms and conditions of this Severance Agreement and Release in accordance with its terms and conditions, including, without limitation the Release set forth in Section 5 and the Covenant not to Sue set forth in Section 6.

                                        By: /s/ Linda B. Speizer
                                           -----------------------------------

Date:  November 3, 1995                 Name:   Linda B. Speizer
       ----------------------                ---------------------------------

The undersigned, who is the attorney for Linda Speizer, hereby executes this Severance Agreement and Release solely for the purpose of acknowledging that she has consulted with Linda Speizer, explained the meaning of this Severance Agreement and Release to her and believes that she understands the meaning and significance of the terms and conditions of this Severance Agreement and Release.

                                    Attorneys for Linda Speizer

                                    By: /s/ Jeffrey C. Miller
                                       ------------------------------

                                    Name:   Jeffrey C. Miller
                                         ----------------------------

                                    12 of 12

        The undersigned, who is the attorney for Mark Speizer, hereby executes this Release solely for the purpose of acknowledging that he has consulted with Mark Speizer, explained the meaning of this Release to him and believes that he understands the meaning and significance of the terms and conditions of this Release.

                                        Attorneys for Mark Speizer

                                        By: ________________________________

                                        Name: ______________________________


        Linda Speizer signs this Release for the purpose of waiving her community property interest in the Claims being released and agrees that she herself is to be personally bound by the terms and conditions of this Severance Agreement and Release in accordance with its terms and conditions, including, without limitation the Release set forth in Section 5 and the Covenant not to Sue set forth in Section 6.


                                        By: /s/  Linda B. Speizer
                                            ---------------------------------

Date:  November 3, 1995                 Name:  Linda B. Speizer
       -----------------------------          -------------------------------

The undersigned, who is the attorney for Linda Speizer, hereby executes this Severance Agreement and Release solely for the purpose of acknowledging that she has consulted with Linda Speizer, explained the meaning of this Severance Agreement and Release to her and believes that she understands the meaning and significance of the terms and conditions of this Severance Agreement and Release.

                                        Attorneys for Linda Speizer

                                        By: /s/ Jeffrey C. Miller
                                            ----------------------------------

                                        Name: Jeffrey C. Miller
                                              --------------------------------



                                    12 of 12

                                   EXHIBIT A

                        PROPRIETARY INFORMATION AGREEMENT

         THIS PROPRIETARY INFORMATION AGREEMENT made as of October 19, 1995 ("Effective Date"), by and between Mark A. Speizer ("Employee") and National Insurance Group ("National") for itself and its current and future subsidiaries (collectively the "Company"). The current and future subsidiaries of National are sometimes referred to herein collectively as the "Subsidiaries".

             In consideration of the compensation now and hereafter paid to Employee by the Company and/or Subsidiaries, Employee agrees to the following:

1. Maintaining Confidential Information.

   1.1 Company and Subsidiary Information. Employee agrees at all times, during the term of his/her employment with the Company and the Subsidiaries and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company or the Subsidiaries, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, source codes, passwords, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or the Subsidiaries or any of their clients, consultants or licensees.

   1.2 Former Employer Information. Employee agrees that he/she will not, during his/her employment with the Company and the Subsidiaries, improperly use or disclose any proprietary information or trade secrets of his/her former or concurrent employers or companies, if any, and that he/she will not bring onto the premises of the Company or the Subsidiaries any unpublished document or any property belonging to his/her former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

   1.3 Third Party Information. Employee recognizes that the Company and/or the Subsidiaries have received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's and the Subsidiaries' part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that he/she owes the Company and the Subsidiaries and such third parties, during the term of his/her employment with the Company and the Subsidiaries and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out his/her work for the Company and the Subsidiaries consistent with the Company's and the Subsidiaries' agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's and/or Subsidiaries agreement with such third party) without the express written authorization of the Board of Directors of the Company.

2. Retaining and Assigning Inventions and Original Works.

   2.1 Inventions and Original Works Retained by Employee. Employee has attached hereto, as Schedule 1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him/her prior to his/her employment with the Company and the Subsidiaries, which belong to him/her, which relate to the Company's and the Subsidiaries' proposed business and products, and which are not assigned to the Company or the Subsidiaries; or, if no such list is attached, Employee represents that there are no such inventions.

   2.2 Inventions and Original Works Assigned to the Company and the Subsidiaries. Employee agrees that he/she will promptly make full written disclosure to the Company and/or the Subsidiaries, will hold in trust for the sole right and benefit of the Company and the Subsidiaries, and will assign to the Company and the Subsidiaries all his/her rights, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time he/she is in the employ of the Company and the Subsidiaries. Employee recognizes, however, that Section 2870 of the California Labor Code (as set forth in Schedule 2 attached hereto) exempts from assignment under this provision any invention as to which he/she can prove the following:

         2.2.1 It was developed entirely on his/her own time; and

         2.2.2 No equipment, supplies, facilities or trade secrets of the Company or the Subsidiaries were used in its development; and

         2.2.3 It did not relate, at the time of its conception or its reduction to practice, to the business of the Company or the Subsidiaries or to the Company's or Subsidiaries' actual or demonstrably anticipated research and development; and

         2.2.4 It did not result from any work performed by Employee for the Company and/or the Subsidiaries.

         Employee acknowledges that all original works of authorship which are made by him/her (solely or jointly with others) within the scope of his/her employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

   2.3 Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by him/her (solely or jointly with others) during the term of his/her employment with the Company and the Subsidiaries. The records will be in the form of notes, sketches, drawings, and any other format that may be specified from time to time by the Company or the Subsidiaries. The records will be available to and remain the sole property of the Company and the Subsidiaries at all times.

   2.4 Inventions Assigned to the United States. Employee agrees to assign to the United States government all his/her right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and/or the Subsidiaries and the United States or any of its agencies.

   2.5 Obtaining Letters Patent, Copyrights, and Mask Work Rights. Employee agrees that his/her obligation to assist the Company and the Subsidiaries to obtain United States or foreign letters patent, copyrights, or mask work rights covering inventions, works of authorship, and mask works, respectively, assigned hereunder to the Company and/or Subsidiaries shall continue beyond the termination of his/her employment, but the Company and/or the Subsidiaries shall compensate him/her at a reasonable rate for time actually spent by him/her at the Company's and/or the Subsidiaries' request on such assistance. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent, copyrights, or mask work rights covering inventions or other rights assigned to the Company and/or the Subsidiaries as above, then, then Employee hereby irrevocably designates and appoints the Company and the Subsidiaries and their duly authorized officers, and agents as his/her agent and attorney in fact, to act for and in his/her behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights, and mask work rights with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company and the Subsidiaries any and all claims, of any nature whatsoever which he/she now or may hereafter have for infringement of any patents, copyrights, or mask work rights resulting from any such application assigned hereunder to the Company.

   2.6 Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment to the Company and the Subsidiaries do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as
Schedule 2. Employee will advise the Company and/or the Subsidiaries promptly in writing, receipt of which will be signed by the Chief Executive Officer of the Company and/or the Subsidiaries, of an inventions, original works of authorship, developments, improvements or trade secrets that he/she believes meet the criteria in Subparagraphs 2.2.1 through 2.2.4 above; and Employee will at that time provide to the Company and/or the Subsidiaries in writing all evidence necessary to substantiate that belief. Employee understands that the

Company and the Subsidiaries will keep in confidence and will not disclose to third parties without Employee's consent any confidential information disclosed in writing to the Company or the Subsidiaries relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code. Items not fully covered by Section 2870 of the California Labor Code may be submitted to the Company for consideration and any exceptions to Section 2870 of the California Labor Code shall be noted in said submission.

3. Conflicting Employment. Employee agrees that, during the term of his/her employment with the Company and the Subsidiaries, he will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company or the Subsidiaries are now involved or become involved during the term of his/her employment, nor will Employee engage in any other activities that conflict with his/her obligations to the Company and/or the Subsidiaries.

4. Returning Company's and Subsidiaries' Document. Employee agrees that, at the time of leaving the employ of the Company and the Subsidiaries, he/she will deliver to the Company and/or the Subsidiaries (and will not keep in his/her possession or deliver to anyone else) any and all devices, records, data, source codes, passwords, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company or the Subsidiaries, its successors or assigns. In the event of the termination of Employee's employment, Employee agrees to sign and deliver the "Termination Certification" attached hereto as Schedule 3.

5. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his/her performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him/her in confidence or in trust prior to his/her employment by the Company and the Subsidiaries. Employee has not entered into, and Employee agrees he/she will not enter into, any oral or written agreement in conflict herewith.

6. Miscellaneous.

   6.1 Governing Law. This Agreement will be governed by the Laws of the State of California.

   6.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Company and the Subsidiaries and Employee relating to the subject matter herein and merges all prior discussions and agreements with respect to matters herein among the parties hereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity or scope of this Agreement.

   6.3 Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

   6.4 Successors and Assigns. This Agreement will be binding upon Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of the Company and the Subsidiaries, their successors, and their assigns.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to enter into and be bound by the terms hereof, as of the Agreement Date.

                                 EMPLOYEE

WITNESS:

By: /s/                          By: /s/ Mark A. Speizer
    --------------------------       ---------------------------------------
                                 Name: Mark A. Speizer
                                       -------------------------------------

                                 NATIONAL INSURANCE GROUP,
WITNESS:                         for itself and its current
                                 and future subsidiaries


By:                              By: /s/ Paulette J. Taylor
    --------------------------       ---------------------------------------
                                     Paulette J. Taylor
                                     Senior Vice President and
                                     General Counsel

                                   SCHEDULE 1

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                                           Identifying Number
   Title                          Date                    or Brief Description
   -----                          ----                    --------------------
   None                            n/a                            n/a

                                   SCHEDULE 2

                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

         (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   SCHEDULE 3

                            NATIONAL INSURANCE GROUP
                            TERMINATION CERTIFICATION

   This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, source codes, passwords, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to National Insurance Group (the "Company"), Great Pacific Insurance Company ("GPIC") or Fastrac Systems, Inc. Insurance Agent & Broker ("Fastrac"), and Pinnacle Data Corporation ("PDC") or any subsidiary or affiliate of the Company. (For purposes hereof, GPIC, Fastrac, PDC and other subsidiaries or affiliates of the Company are referred to collectively as the "Subsidiaries".)

   I further certify that I have complied with all the terms of the Company's and Subsidiaries' Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

   I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, source codes, passwords, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company, the Subsidiaries, or any of their clients, consultants or licensees.

Date: October 19, 1995                   EMPLOYEE:

                                         /s/ Mark A. Speizer
                                         ---------------------------------
                                         Mark A. Speizer
                                         ---------------------------------
                                              (Print Name)


(To be signed by Employee upon termination)